Independent Auditors' Consent



To the Shareholders and Board of Trustees of the Smith Barney Equity Funds:

We consent to the use of our report dated March 14, 1997, with respect to the Concert Social Awareness
Fund (formerly, Smith Barney Strategic Investors
Fund), incorporated herein by reference and to the references to our Firm under the heading "Financial
Highlights" in the Supplement dated May 30, 1997 to the Prospectus dated February 24, 1997.




KPMG
Peat Marwick LLP


New York, New York
May 28, 1997